                         Consent of Independent Auditors

The Board of Directors
Delcath Systems, Inc.:

We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Date" and "Experts" in the prospectus.

                                                        /s/ KPMG LLP
                                                        ------------
                                                        KPMG LLP


New York, New York
August 18, 2000